   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2001


                                                      REGISTRATION NO. 333-55920
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                              AMENDMENT NO. 4

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                             FMC TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      3533                   36-4412642
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)

                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 861-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 -------------

                            WILLIAM H. SCHUMANN III
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             FMC TECHNOLOGIES, INC.
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 861-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 -------------

                                   COPIES TO:

  STEPHEN F. GATES, ESQ.    ANDREW R. BROWNSTEIN, ESQ.     JAMES M. PRINCE, ESQ.
     FMC CORPORATION     WACHTELL, LIPTON, ROSEN & KATZ   VINSON & ELKINS L.L.P.
 200 EAST RANDOLPH DRIVE      51 WEST 52ND STREET         2300 FIRST CITY TOWER
 CHICAGO, ILLINOIS 60601       NEW YORK, NY 10019           1001 FANNIN STREET
     (312) 861-6000              (212) 403-1000        HOUSTON, TEXAS 77002-6760
                                                              (713) 758-2222

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 -------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE


      This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-55920) of FMC Technologies, Inc. is being filed for the sole purpose of filing exhibits to the Registration Statement on Form S-1. Accordingly, a prospectus has been omitted from this filing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of common stock being registered, all of which will be paid by the
Registrant:

                                                                       AMOUNT
                                                                     ----------
      Securities and Exchange registration fee...................... $   87,500
      NASD filing fee...............................................     30,500
      New York Stock Exchange listing fee...........................    286,000
      Printing expenses.............................................    600,000
      Legal fees and expenses.......................................  1,200,000
      Accounting fees and expenses..................................    300,000
      Transfer agent and registrar fees and expenses................    120,000
      Miscellaneous.................................................     30,000
                                                                     ----------
        Total....................................................... $2,654,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporation Law of the State of Delaware provides as follows:

      A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      As permitted by the General Corporation Law of the State of Delaware, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Registrant's Certificate of Incorporation and Bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

      The U.S. Purchase Agreement and the International Purchase Agreement are expected to provide that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the form of U.S. Purchase Agreement and the form of International Purchase Agreement to be filed as Exhibits 1.1 and 1.2 hereto, respectively.

      The Separation and Distribution Agreement by and among the Registrant and FMC Corporation provides for indemnification by the Registrant of FMC Corporation and its directors, officers and employees for certain liabilities, including liabilities under the Securities Act of 1933, as amended.


      The Registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      Registrant has not sold any securities, registered or otherwise, within the past three years, except for the shares issued upon formation to Registrant's sole stockholder, FMC Corporation.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits


 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  1.1    --Form of U.S. Purchase Agreement.

  1.2    --Form of International Purchase Agreement.

  1.3    --Forms of Lockup Agreements.

  2.1 --Separation and Distribution Agreement by and between FMC Corporation and the Registrant, dated as of May 31, 2001.

  3.1    --Registrant's Amended and Restated Certificate of Incorporation.*

  3.2    --Registrant's Amended and Restated Bylaws.*

  4.1    --Form of Specimen Certificate for Registrant's Common Stock.*

  4.2    --Form of Preferred Share Purchase Rights Agreement.*

  4.3    --$250,000,000 Five-Year Credit Agreement.

  4.4    --First Amendment to the $250,000,000 Five-Year Credit Agreement.

  4.5    --$150,000,000 364-Day Revolving Credit Facility.

  4.6    --First Amendment to the $150,000,000 364-Day Revolving Credit
          Facility.

  5.1    --Form of Opinion of Wachtell, Lipton, Rosen & Katz.

 10.1    --Tax Sharing Agreement by and among FMC Corporation and the
          Registrant, dated as of May 31, 2001.

 10.2    --Employee Benefits Agreement by and between FMC Corporation and the
          Registrant, dated as of May 30, 2001.

 10.3    --Transition Services Agreement between FMC Corporation and the
          Registrant, dated as of May 31, 2001.

 10.4    --Registrant's Incentive Compensation and Stock Plan.

 EXHIBIT
 NUMBER                              EXHIBIT TITLE
 -------                             -------------
 10.5    --Forms of Executive Severance Agreements.

 21.1    --Subsidiaries of the Registrant.*
 23.1    --Consent of KPMG LLP.*
 23.2    --Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
 24.1    --Powers of Attorney.*
 24.2    --Power of Attorney of Ronald D. Mambu.*
 99.1    --Consent of Mike R. Bowlin to be Named a Director Nominee.*
 99.2    --Consent of B. A. Bridgewater to be Named a Director Nominee.*
 99.3    --Consent of Asbjorn Larsen to be Named a Director Nominee.*
 99.4    --Consent of Edward J. Mooney to be Named a Director Nominee.*
 99.5    --Consent of William J. Reilly to be Named a Director Nominee.*
 99.6    --Consent of James M. Ringler to be Named a Director Nominee.*
 99.7    --Consent of James R. Thompson to be Named a Director Nominee.*

--------
*  Previously filed.
** To be filed by amendment.

      (b) Financial Statement Schedules

      Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the combined financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

        (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on June 5, 2001.


                                          FMC TECHNOLOGIES, INC.

                                                /s/ Ronald D. Mambu


                                          By:_____________________________

                                            Name: Ronald D. Mambu
                                            Title:  Vice President and
                                             Controller

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
                  *                  Chief Executive Officer,         June 5, 2001
____________________________________  President and Director
        Joseph H. Netherland          (Principal Executive
                                      Officer)

                  *                  Chairman and Director            June 5, 2001
____________________________________
           Robert N. Burt

                  *                  Senior Vice President, Chief     June 5, 2001
____________________________________  Financial Officer and
      William H. Schumann III         Director (Principal
                                      Financial Officer)

      /s/  Ronald D. Mambu           Vice President and               June 5, 2001
____________________________________  Controller (Principal
          Ronald D. Mambu             Accounting Officer)


  /s/ Steven H. Shapiro

*By: __________________________
       Steven H. Shapiro
       Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  1.1    --Form of U.S. Purchase Agreement.

  1.2    --Form of International Purchase Agreement.

  1.3    --Forms of Lockup Agreements.

  2.1 --Separation and Distribution Agreement by and between FMC Corporation and the Registrant, dated as of May 31, 2001.

  3.1    --Registrant's Amended and Restated Certificate of Incorporation.*

  3.2    --Registrant's Amended and Restated Bylaws.*

  4.1    --Form of Specimen Certificate for Registrant's Common Stock.*

  4.2    --Form of Preferred Share Purchase Rights Agreement.*

  4.3    --$250,000,000 Five-Year Credit Agreement.

  4.4    --First Amendment to the $250,000,000 Five-Year Credit Agreement.

  4.5    --$150,000,000 364-Day Revolving Credit Facility.

  4.6    --First Amendment to the $150,000,000 364-Day Revolving Credit
          Facility.

  5.1    --Form of Opinion of Wachtell, Lipton, Rosen & Katz.

 10.1    --Tax Sharing Agreement by and among FMC Corporation and the
          Registrant, dated as of May 31, 2001.

 10.2    --Employee Benefits Agreement by and between FMC Corporation and the
          Registrant, dated as of May 30, 2001.

 10.3    --Transition Services Agreement between FMC Corporation and the
          Registrant, dated as of May 31, 2001.

 10.4    --Registrant's Incentive Compensation and Stock Plan.

 10.5    --Forms of Executive Severance Agreements.

 21.1    --Subsidiaries of the Registrant.*

 23.1    --Consent of KPMG LLP.*

 23.2    --Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

 24.1    --Powers of Attorney.*

 24.2    --Power of Attorney of Ronald D. Mambu.*

 99.1    --Consent of Mike R. Bowlin to be Named a Director Nominee.*

 99.2    --Consent of B. A. Bridgewater to be Named a Director Nominee.*

 99.3    --Consent of Asbjorn Larsen to be Named a Director Nominee.*

 99.4    --Consent of Edward J. Mooney to be Named a Director Nominee.*

 99.5    --Consent of William J. Reilly to be Named a Director Nominee.*

 99.6    --Consent of James M. Ringler to be Named a Director Nominee.*

 99.7    --Consent of James R. Thompson to be Named a Director Nominee.*

--------
*  Previously filed.
** To be filed by amendment.